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                                                                    EXHIBIT 99.1


                                    FOR: Consolidated Graphics, Inc.

                                CONTACT: Wayne M. Rose
                                         Chief Financial Officer
                                         Consolidated Graphics, Inc.
                                         (713) 787-0977

                                         Julie Truax/Jonathan Schaffer
                                         Media: Claudine Cornelis
                                         Morgen-Walke Associates, Inc.
                                         (212) 850-5600


FOR IMMEDIATE RELEASE


                         CONSOLIDATED GRAPHICS APPOINTS
                  DARRELL WHITLEY PRESIDENT OF CGX MEDIA GROUP

     HOUSTON, TEXAS - August 17, 2001 - Consolidated Graphics, Inc. (NYSE:CGX) announced today that Darrell Whitley was named President of CGXmedia, the business group responsible for developing and marketing the Company's e-commerce products and services. Mr. Whitley recently served as President of The Tennyson Group, which merged with another technology services company. Prior to that he held senior positions with two other companies in the technology industry and began his career as a Management and Information Technology Consultant with Price Waterhouse. Mr. Whitley holds a B.A. degree from Rice University and is a member of the Executive Committee of the International Organization of CEO's and a participant with the Houston Technology Center.

     "The success achieved by CGXmedia over the last 12 months has surpassed our expectations," commented Charles F. White, President and Chief Operating Officer. "As a result, it is necessary for CGXmedia to be structured as a separate business group within our family of companies, and we hired Darrell in this newly created position to lead its growth. Our CGXmedia electronic solutions continue to earn growing acceptance by our customers and drive additional commercial printing sales. Two of our solutions are especially attractive to large national corporations - COIN, a secure on-line print ordering and fulfillment service, and OPAL, a comprehensive digital asset management service. As a result, CGXmedia will be a key driver in the success of our national accounts strategy."

     "We are very pleased to have Darrell join our management team," said Joe R. Davis, Chairman and Chief Executive Officer. "With his experience and extensive technology background, we are confident that Darrell will make a tremendous contribution to the continued success of CGXmedia and Consolidated Graphics."

      Consolidated Graphics, Inc. is the largest sheet-fed and half-web commercial printing company in the United States. Through its network of locally managed printing companies in 25 states, the Company produces high-quality, customized printed materials for a broad customer base that includes many of the most recognized companies in the country. Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXmedia. Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational strengths, management support and technological advantages associated with a national organization. For more information, visit the Company's Web site at www.consolidatedgraphics.com.


                                     -more-

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CGX APPOINTS DARRELL WHITLEY PRESIDENT OF CGX MEDIA GROUP         PAGE -2-

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics' expectations regarding future sales and profitability assume, among other things, stability and reasonable growth in the economy and in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics' filings with the Securities and Exchange Commission.


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